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                                                                    Exhibit 10.8

                          SECURITIES PURCHASE AGREEMENT

     SECURITIES PURCHASE AGREEMENT (the "AGREEMENT"), dated as of April 27, 2006, by and among Qiao Xing Universal Telephone, Inc., a company incorporated under the laws of the British Virgin Islands, with headquarters located at Qiao Xing Science Industrial Park, Tang Quan, Huizhou City, Guangdong, People's Republic of China, 516023 (the "COMPANY"), Qiao Xing Mobile Communications Co. Ltd., a company incorporated under the laws of the British Virgin Islands, with headquarters located at Qiao Xing Science Industrial Park, Tang Quan, Huizhou City, Guangdong, People's Republic of China, 516023 ("QX")and the investors listed on the Schedule of Buyers attached hereto (individually, a "BUYER" and collectively, the "BUYERS").

     WHEREAS:

     A. The Company and each Buyer is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the "1933 ACT"), and Rule 506 of Regulation D ("REGULATION D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the 1933 Act.

     B. The Company has authorized $40,000,000 in principal amount of convertible notes of the Company in the form attached hereto as Exhibit A (together with any convertible notes issued in replacement or exchange thereof in accordance with the terms thereof, the "NOTES"), which Notes shall be, in accordance with the terms of the Notes, in whole or in part, (i) convertible into shares of the Company's common stock, par value $.001 per share ("COMPANY COMMON STOCK," as converted, the "CONVERSION SHARES") or (ii) in the event of an initial public offering of QX, exchangeable into shares of the common stock of QX, par value $0.01 per share ("QX SHARES" as converted, the "EXCHANGE SHARES").

     C. Each Buyer wishes to purchase, severally but not jointly, and the Company wishes to sell, upon the terms and conditions stated in this Agreement,
(i) that aggregate principal amount of Notes set forth opposite such Buyer's name in column (3) on the Schedule of Buyers (which aggregate principal amount for all Buyers shall be $40,000,000) and (ii) warrants, in substantially the form attached hereto as Exhibit B (the "WARRANTS"), to acquire that number of shares of Company Common Stock (as exercised, collectively, the "WARRANT SHARES") set forth opposite such Buyer's name in column (5) on the Schedule of Buyers.

     D. Contemporaneously with the execution and delivery of this Agreement, the Company and the Buyers hereto are executing and delivering a registration rights agreement, substantially in the form attached hereto as Exhibit C (the "COMPANY RRA"), pursuant to which the Company has agreed to provide certain registration rights with respect to the Conversion Shares and the Warrant Shares under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

     E. Contemporaneously with the execution and delivery of this Agreement, QX and the Buyers hereto are executing and delivering a registration rights agreement, substantially in the form attached hereto as Exhibit D (the "QX RRA" and together with the Company RRA, the

"REGISTRATION RIGHTS AGREEMENTS"), pursuant to which QX has agreed to provide certain registration rights with respect to the Exchange Shares under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

     F. The Notes, the Conversion Shares, the Exchange Shares, the Warrants and the Warrant Shares collectively are referred to herein as the "SECURITIES".

     G. The Notes will rank senior to all future indebtedness of the Company and will be secured by a guarantee from QX, in the form attached hereto as Exhibit E (the "GUARANTY")

     NOW, THEREFORE, the Company and each Buyer hereby agree as follows:

     1.   PURCHASE AND SALE OF NOTES AND WARRANTS.

          (a)  Notes and Warrants.

               (i) Amount. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from the Company on the Closing Date (as defined below), a principal amount of Notes, as is set forth opposite such Buyer's name in column (4) on the Schedule of Buyers, along with Warrants to acquire that number of Warrant Shares as is set forth opposite such Buyer's name in column (5) on the Schedule of Buyers.

               (ii) Closing. The closing (the "CLOSING") of the purchase of the Notes and the Warrants by the Buyers shall occur at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022. The date and time of the Closing (the "CLOSING DATE") shall be 10:00 a.m., New York City Time, on May 23, 2006 (or such other date and time as is mutually agreed to by the Company and each Buyer) subject to notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 below (or such other date and time as is mutually agreed to by the Company and each Buyer).

               (iii) Purchase Price. The purchase price for each Buyer (the "PURCHASE PRICE") of the Notes and related Warrants to be purchased by each such Buyer at the Closing shall be equal to $1.00 for each $1.00 of principal amount of Notes being purchased by such Buyer at the Closing.

               (iv) Form of Payment. On the Closing Date, (A) each Buyer shall pay its Purchase Price to the Company for the Notes and the Warrants to be issued and sold to such Buyer at the Closing, by wire transfer of immediately available funds in accordance with the Company's written wire instructions, and
(B) the Company shall deliver to each Buyer the Notes (in the principal amounts as such Buyer shall have requested prior to the Closing) which such Buyer is then purchasing along with the Warrants (in the amounts as such Buyer shall have requested prior to the Closing) such Buyer is purchasing, duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

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     2.   REPRESENTATIONS AND WARRANTIES OF EACH BUYER.

          Each Buyer represents and warrants with respect to only itself that:

          (a) Organization; Authority. Such Buyer is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents (as defined below) and otherwise to carry out its obligations thereunder. The execution, delivery and performance by such Buyer of the transactions contemplated by this Agreement and each of the Registration Rights Agreements has been duly authorized by all necessary action on the part of such Buyer. This Agreement and each of the Registration Rights Agreements have been duly, executed and delivered by such Buyer in accordance with the terms hereof, each will constitute the valid and legally binding obligation of such Buyer, enforceable against it in accordance with their respective terms, except (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (b) as enforceability of any indemnification and contribution provisions may be limited under the federal and state securities laws and public policy, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (b) No Conflicts. The execution, delivery and performance by such Buyer of this Agreement, each Registration Rights Agreement and the Guaranty to which such Buyer is a party and the consummation by such Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Buyer or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

          (c) No Public Sale or Distribution. Such Buyer (i) is acquiring the Notes and the Warrants, and (ii) upon conversion of the Notes and exercise of the Warrants will acquire the Conversion Shares and the Exchange Shares, as applicable, issuable upon conversion of the Notes and the Warrant Shares issuable upon exercise of the Warrants, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. Such Buyer is acquiring the Securities hereunder in the ordinary course of its business. Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

          (d) Accredited Investor Status. Such Buyer is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D.

          (e) Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

          (f) Transfer or Resale. Such Buyer understands that except as provided in the applicable Registration Rights Agreements: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act, as amended (or a successor rule thereto) (collectively, "RULE 144"); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person (as defined in Section 3(e)) through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933
Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. The Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Buyer effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document (as defined in 3(c)), including, without limitation, this Section 2(f).

          (g) Legends. Such Buyer understands that the certificates or other instruments representing the Notes and the Warrants and, until such time as the resale of the Conversion Shares, the Exchange Shares and the Warrant Shares have been registered under the 1933 Act as contemplated by each of the Registration Rights Agreements, the stock certificates representing the Conversion Shares, the Exchange Shares and the Warrant Shares, except as set forth below, shall bear any legend as required by the "blue sky" laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

      [NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS
                              CERTIFICATE NOR THE

          SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE][EXERCISABLE] HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped, if, unless otherwise required by state securities laws, (i) such Securities are registered for resale under the 1933 Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that such legend is not required under applicable requirements of the 1933 Act, or (iii) such holder provides the Company with reasonable assurance that the Securities can be sold, assigned or transferred pursuant to Rule 144.

          (h) Residency; Holdings. Such Buyer is a resident of that jurisdiction specified below its address on the Schedule of Buyers. As of April 27, 2006, the Buyers beneficially owned 2,045,000 shares of Company Common Stock.

          The Company acknowledges and agrees that each Buyer does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 2.

     3.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND QX.

     Each of the Company and QX hereby makes the following representations and warranties to each Buyer:

          (a) Significant Subsidiaries. Schedule 3(a) sets forth all of the Significant Subsidiaries (which for purposes of this Agreement has the meaning ascribed to such term in Regulation S-X under the Securities Exchange Act of 1934, as amended (the "1934 Act")) of the Company (each a "SUBSIDIARY" and collectively, "SUBSIDIARIES"). Except as disclosed in

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Schedule 3(a), the Company owns, directly or indirectly, all of the capital stock of each Significant Subsidiary free and clear of any and all liens, charges, encumbrances, security interests, rights of first refusal or other restrictions of any kind ("LIENS"), and all the issued and outstanding shares of capital stock of each Significant Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

          (b) Organization and Qualification. Each of the Company and each Subsidiary is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use or lease and operate its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and each Subsidiary is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, have or reasonably be expected to result in (i) an adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material and adverse effect on the results of operations, assets, business or financial condition of the Company and the Subsidiaries, taken as a whole, or (iii) an adverse impairment to the Company or QX's ability to perform on a timely basis its obligations under any Transaction Document to which it is a party (any of (i), (ii) or (iii), a "MATERIAL ADVERSE EFFECT").

          (c) Authorization; Enforcement. Each of the Company and QX has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of this Agreement, the Notes, the Registration Rights Agreements, the Warrants, the Guaranty, the Irrevocable Transfer Agent Instructions (as defined below) and any other documents or agreements executed in connection with the transactions contemplated hereunder (collectively, the "TRANSACTION DOCUMENTS") to which it is a party and otherwise to carry out its obligations hereunder and thereunder and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of each of the Transaction Documents by the Company and QX, as applicable, and the consummation by it of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Notes and the Warrants and the reservation for issuance of the Conversion Shares upon conversion of the Notes, the Exchange Shares upon exchange of the Notes and the Warrant Shares issuable upon exercise of the Warrants, have been duly authorized by all necessary action on the part of the Company and QX, as applicable, and no further action is required by the Company or QX, or their respective Board of Directors or stockholders in connection herewith and therewith (other than the filing with the SEC of one or more Registration Statements in accordance with the requirements of each of the Registration Rights Agreements and the Stockholder Approval (as defined below)). Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and QX, as applicable, and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company and QX enforceable against them in accordance with such document's terms, except (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (b) as enforceability of any indemnification and contribution provisions may be limited under the federal and state securities laws and public policy, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and QX to which it is respectively a party and the consummation by the Company and QX of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Notes and the Warrants and reservation for issuance of the Conversion Shares, the Exchange Shares and the Warrant Shares) do not and will not (i) conflict with or violate any provision of the Company's or any Subsidiary's certificate or articles of incorporation, any certificate of designations, preferences and rights of any outstanding series of preferred stock, bylaws or other organizational or charter documents, board resolutions or joint venture contract or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree, business license or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws, regulations of whichever of the New York Stock Exchange, Inc., the American Stock Exchange or the Nasdaq National Market (the "PRINCIPAL MARKET") and applicable laws of the People's Republic of China ("CHINA")) that the Company Common Stock is listed or quoted for trading on the date in question (any of the foregoing, a "TRADING MARKET")), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect and the Stockholder Approval.

          (e) Filings, Consents and Approvals. Neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration (collectively, "CONSENTS") with, any Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, in each case in accordance with the terms hereof or thereof, except for the following consents, authorizations, orders, filings and registrations (except for clauses (ii) and (v) below, none of which is required to be filed or obtained before the Closing): (i) the filing with the SEC of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreements, (ii) the application(s) to the Principal Market for the listing of the Conversion Shares, the Exchange Shares and the Warrant Shares for trading thereon in the time and manner required thereby, (iii) all filings required pursuant to Section 4(g) hereof, and (iv) those Consents that have been obtained prior to the date hereof and (v) the Stockholder Approval. As used in this Agreement, "PERSON" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof, including in China.

          (f) Issuance of the Securities. The Notes and Warrants are duly authorized, subject to the Stockholder Approval and, upon issuance in accordance with the terms hereof, will be duly and validly issued, fully paid and nonassessable, free from all taxes, Liens and charges with respect to the issue thereof. The Conversion Shares, the Exchange Shares and the Warrant Shares have been duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all taxes, Liens and charges with respect to the issue thereof. The Company has reserved from its duly authorized capital stock the maximum number of shares of Company Common Stock issuable pursuant to the Notes and Warrants in order to issue the full number of Conversion Shares and Warrant Shares as are or may become issuable in accordance with the terms of the Notes and the Warrants. QX has reserved from its duly authorized capital stock the maximum number of shares of QX Shares issuable pursuant to the Notes in order to issue the full number of Exchange Shares as are or may become issuable in accordance with the terms of the Notes. Upon receipt of the Conversion Shares, the Exchange Shares and the Warrant Shares, the Buyers will have good and marketable title to such Conversion Shares, the Exchange Shares and the Warrant Shares.

          (g) Capitalization. The number of shares and type of all authorized, issued and outstanding capital stock of the Company and QX is set forth in
Schedule 3(g). All outstanding shares of capital stock of the Company and QX are duly authorized, validly issued, fully paid and nonassessable and have been issued in compliance with all applicable securities laws. Except as set forth in
Schedule 3(g), no securities of the Company or QX are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as a result of the purchase and sale of the Securities and except as disclosed in Schedule 3(g), there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of the Company Common Stock or QX Shares, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Company Common Stock or QX Shares, or securities or rights convertible or exchangeable into shares of Company Common Stock or QX Shares. Except as set forth in Schedule 3(g), the issue and sale of the Securities will not, immediately or with the passage of time, obligate the Company or QX to issue shares of Company Common Stock or QX Shares, respectively, or other securities to any Person (other than the Buyers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.

          (h) SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the 1933 Act and the 1934 Act, including pursuant to Section 13(a) or 15(d) thereof, for the two (2) years preceding the date hereof (or such shorter period as the Company was required by law to file such reports) (the foregoing materials being collectively referred to herein as the "SEC REPORTS" and, together with the Schedules to this Agreement, the "DISCLOSURE MATERIALS") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. The Company has delivered to the Buyers a copy of all SEC Reports not available on the EDGAR system. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the 1933 Act and the 1934 Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

          (i) Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the SEC, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, (v) the Company has not issued any equity securities to any officer, director or any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 (an "AFFILIATE"), except pursuant to existing Company stock option plans, (vi) the Company has not sold any assets, individually or in the aggregate, in excess of $250,000 outside of the ordinary course of business or (vii) the Company has not had capital expenditures, individually or in the aggregate, in excess of $250,000 outside of the ordinary course of business. The Company does not have pending before the SEC any request for confidential treatment of information.

          (j) Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any claim, action or proceeding involving a claim of violation of or liability under federal, state or foreign securities laws or a claim of breach of fiduciary duty nor has any director or officer engaged in any criminal activity. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the 1934 Act or the 1933 Act, including the Registration Statement.

          (k) Labor Relations. No strike, work stoppage, slow down or other material labor problem exists or, to the knowledge of the Company, is threatened or imminent with respect to any of the employees of the Company or any Subsidiary.

          (l) Compliance. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator, governmental body, or regulatory or self-regulatory authority or (iii) is in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

          (m) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations, governmental approvals, business licenses and permits issued by the appropriate United States federal, state and local or Chinese and other relevant foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such approvals, business licenses, certificates, authorizations or permits would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect ("MATERIAL PERMITS"), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

          (n) Title to Assets. Except as disclosed in Schedule 3(n), the Company and the Subsidiaries have good and, where permitted by applicable China law, marketable title to all real property owned by them that is material to their respective businesses and good and marketable title in all personal property owned by them that is material to their respective businesses, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries. Any real property and facilities held under lease by the Company and the Subsidiaries or used in its business are held by them under valid, subsisting and enforceable leases and land use certificates, as the case may be, of which the Company and the Subsidiaries are in compliance.

          (o) Patents and Trademarks. Except as disclosed in Schedule 3(o), the Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have would, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect (collectively, the "INTELLECTUAL PROPERTY RIGHTS"). Schedule 3(o) sets forth a complete list of all patents, trademarks, servicemarks and trade names that are used by the Company or its Subsidiaries or in their respective businesses and owned or co-owned by and registered in the name of the Company or any Subsidiary, all applications therefore, and all licenses and other intellectual property agreements relating thereto. All of the Company's Intellectual Property Rights and relevant applications therefor have been duly registered by the China Patent and Trademark Office, or the equivalent offices of non-US jurisdictions, and have been properly maintained in accordance with applicable law in China and such other jurisdictions. None of the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned within two (2) years from the date of this Agreement. Neither the Company nor any Subsidiary has received since the date of the latest audited financial statements included within the SEC Reports, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as would not have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company, being threatened, against the Company or its Subsidiaries regarding its Intellectual Property Rights.

          (p) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost, except for cost increases being experienced by companies in similar businesses and risk categories.

          (q) Foreign Corrupt Practices. To the best of its knowledge, neither the Company nor any director, officer or employee acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or QX (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

          (r) Transactions With Affiliates and Employees. Except as set forth in the SEC Reports filed at least ten (10) days prior to the date hereof, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

          (s) Tax Status. The Company and each of its Subsidiaries (i) has made or filed all United States federal and state income and all other China and other required foreign tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or any Subsidiary know of no basis for any such claim.

          (t) Internal Accounting Controls. The Company and the Subsidiaries maintain a system of internal accounting controls which the audit committee of the board of directors reasonably believes is sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (u) Solvency. Based on the financial condition of the Company as of the date hereof and as of the Closing Date, (i) the Company's fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company's existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company's assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

          (v) Placement Agent's Fees. The Company shall be responsible for the payment of any placement agent's fees, financial advisory or consultancy fees, brokers' commissions or finder's fee (other than for persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby, which fees are set forth on Schedule 3(v). The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorney's fees and out-of-pocket expenses) arising in connection with any such claim. The Company acknowledges that it has engaged Worldwide Gateway Co., Ltd. as placement agent (the "AGENT") in connection with the sale of the Securities. Other than the Agent, the Company has not engaged any placement agent or other agent in connection with the sale of the Securities.

          (w) Integration. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated, nor will the Company or any of its Subsidiaries take any action or steps that would cause the offering of the Securities to be integrated with other offerings.

          (x) Listing and Maintenance Requirements. The Company has not, in the two (2) years preceding the date hereof, received notice (written or oral) from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is currently in compliance with all such listing and maintenance requirements and has no reason to believe that it will not in the foreseeable future continue to be (except as a result of a failure in the future to comply with minimum trading price requirements), in compliance with all such listing and maintenance requirements. Subject to the Stockholder Approval, the issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Principal Market and the Company Common Stock is currently listed on the Principal Market.

          (y) Voting Agreement. The Company has entered into voting agreements with Wu Holdings Limited, Rui Lin Wu and Zhi Yang Wu (the "VOTING STOCKHOLDERS") on April 27, 2006.

          (z) Registration Rights. No holder of securities of the Company has rights to the registration of any securities of the Company because of the filing of the Registration Statement or the issuance of the Securities hereunder that could expose the Company to material liability or any Holder to any liability or that could impair the Company's ability to consummate the issuance and sale of the Securities in the manner, and at the times, contemplated hereby, which rights have not been waived by the holder thereof as of the date hereof.

          (aa) Investment Company. The Company is not, and is not an Affiliate of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (bb) Application of Takeover Protections. The Company has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company's Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Buyers solely as a result of the Buyers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation the Company's issuance of the Securities and the Buyers' ownership of the Securities.

          (cc) Disclosure. Each of the Company and QX confirms that neither it nor any Person acting on its behalf has provided any of the Buyers or their agents or counsel with any information that the Company or QX believes constitutes material, non-public information. Each of the Company and QX understands and confirms that the Buyers will rely on the foregoing representations and covenants in effecting transactions in securities of the Company and QX. All disclosure provided to the Buyers regarding each of the Company and QX, its business and the transactions contemplated hereby, furnished by or on behalf of the Company and QX (including the Company and QX's representations and warranties set forth in this Agreement) are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

          (dd) Acknowledgment Regarding Buyer's Purchase of Securities. Each of the Company and QX acknowledges and agrees that each Buyer is acting solely in the capacity of arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and that no Buyer is an officer or director of the Company or QX. Each of the Company and QX acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company or QX (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer's purchase of the Securities. Each of the Company and QX further represents to each Buyer that the Company and QX's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company, QX and their representatives.

          (ee) Dilutive Effect. Each of the Company and QX understands and acknowledges that the number of Conversion Shares issuable upon conversion of the Notes, the number of Exchange Shares issuable upon the exchange of the Notes and the Warrant Shares issuable upon exercise of the Warrants will increase in certain circumstances. Each of the Company and QX further acknowledges that its obligation to issue Conversion Shares upon conversion of the Notes in accordance with this Agreement and the Notes, its obligation to issue Exchange Shares upon exchange of the Notes in accordance with this Agreement and the Notes and its obligation to issue the Warrant Shares upon exercise of the Warrants in accordance with this Agreement and the Warrants is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company or QX.

          (ff) Indebtedness and Other Contracts. Except as disclosed in Schedule 3(ff), neither the Company nor any of its Subsidiaries (i) has any outstanding Indebtedness (as defined below), (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument would result in a

Material Adverse Effect, (iii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company's officers, has or is expected to have a Material Adverse Effect. Schedule 3(ff) provides a detailed description of the material terms of any such outstanding Indebtedness. For purposes of this Agreement: (x) "INDEBTEDNESS" of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, "capital leases" in accordance with GAAP) (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (y) "CONTINGENT OBLIGATION" means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

          (gg) Ranking of Notes. No future Indebtedness of the Company or QX will be senior to or rank pari passu with the Notes in right of payment, whether with respect of payment of redemptions, interest, damages or upon liquidation or dissolution or otherwise.

          (hh) Form F-1/F-3 Eligibility. (i) The Company is eligible to register the Conversion Shares and the Warrant Shares for resale by the Buyers using Form F-3 promulgated under the 1933 Act and (ii) to the Company's knowledge, upon an initial public offering of QX Shares, QX will be eligible to register the Exchange Shares for resale by the Buyers using Form F-1 promulgated under the 1933 Act.

          (ii) QX Shares.

               (i) The Company is the beneficial and record owner of 80% of the QX Shares, free and clear of any Liens, and upon issuance of QX Shares by QX in accordance with the applicable Transaction Documents, QX will transfer to the Buyers good and marketable title to such QX Shares, free and clear of any Liens. Upon any such issuance in accordance with the applicable Transaction Documents to the Buyers of any QX Shares and upon registration in accordance with the QX RRA, the QX Shares shall be resaleable on the Principal Market without any delivery or other requirements whatsoever and without the need to make any registration or other filing with the SEC.

               (ii) The Company has no legal obligation, absolute or contingent, to any other Person to transfer or sell any of the QX Shares. There is no action, claim, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened by or against or affecting the Company or the Company's ownership of the QX Shares before any court or governmental or regulatory authority or body, that could affect the ability of QX to issue to the Buyers any QX Shares. There are no writs, decrees, injunctions or orders of any court or governmental or regulatory agency, authority or body outstanding against the Company with respect to the QX Shares.

          (jj) China Subsidiaries

               (i) Schedule 3(jj) sets forth, for each Subsidiary that is incorporated in China, (i) the legal classification of such entity under the applicable company laws and foreign investment laws of China, including true and correct copies of the relevant currently effective business license, registration documents and capital verification report issued by the relevant China governmental approval authority for the location in which the Subsidiary maintains an office or premises for business operations; (ii) the total investment capital (i.e., debt and equity) and equity (i.e., registered capital); (iii) the holders of record of the equity (i.e., the registered capital); (iv) the authorized legal representative, directors, officers, legal address and each business address, as well as the original China approval authority and China governmental authority with current jurisdiction over the entity; and (v) any agreements with respect to the registered capital, including outstanding securities, contracts, commitments or arrangements granting any party the right to obtain any equity ownership of the Subsidiary.

               (ii) For each Subsidiary, the holders of record of its registered capital have contributed in full its subscribed share of the entity's registered capital pursuant to the relevant joint venture contract and articles of association, and all such contributions have been verified and certified by a Chinese registered public accountant according to applicable China law, approved by all relevant China governmental authorities and fully paid, and verification certificates have been issued to each such holder of record or previous investor accordingly. All previous transfers or assignments of registered capital have been approved by the relevant China governmental authorities and all necessary corporate action.

               (iii) Each Subsidiary incorporated in China is a limited liability company duly organized, validly existing and in good standing under the applicable company laws and foreign investment laws of China, has the status of a foreign investment enterprise (where applicable), and is a legal person with all requisite corporate power to own, lease and operate its properties and to carry on its business as now being conducted in each place where its business is conducted. The Subsidiary and its business operations are in compliance with the terms and conditions of its business license, joint venture contract (where applicable) and articles of association. The construction of the Subsidiary's operating facilities and operation of its business is and has been in full compliance with its relevant feasibility study and business license. Each Subsidiary has received all authorizations, approvals, license, permits and other rights (including but not limited to those pertaining to the manufacture, distribution and sale of telephone equipment and all other products of the Company's business) from China governmental authorities necessary and appropriate for the continued operation of the Company's business.

               (iv) All necessary approvals from China governmental authorities have been received to ensure that each Subsidiary will continue to enjoy, to the extent permitted by applicable China law, all of the tax clearances, concessions and other benefits available to such Subsidiary prior to the Closing Date, or otherwise available under applicable China law to foreign investment enterprises similarly situated.

               (v) Each Subsidiary is and has been in compliance with applicable China laws relating to its relationship to its employees or suppliers or to any governmental taxing or customs authority, and relating to any other aspect of its business. Each Subsidiary is in compliance with applicable China law relating to anti-competitive practices, price fixing, and environmental matters, respectively, and, to its knowledge, there is no proceedings pending or threatened regarding any violation by it of applicable China law, including work safety, environmental and employment laws.

               (vi) Each Subsidiary has obtained all required China product registrations for the products related to its business.

     4.   COVENANTS.

          (a) Best Efforts. Each party shall use its best efforts timely to satisfy each of the covenants and the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

          (b) Maintenance of Registration Statement. For so long as any of the Warrants remain outstanding, the Company and QX, as applicable, shall use its reasonable best efforts to maintain the effectiveness of the Registration Statement for the issuance thereunder of the Conversion Shares, Exchange Shares (provided that an initial public offering of QX Shares has occurred) and the Warrant Shares; provided that, if at any time while the Notes and the Warrants are outstanding the Company shall be ineligible to utilize Form F-3 (or any successor form) for the purpose of issuance of the Warrant Shares the Company shall promptly amend the Registration Statement on such other form as may be necessary to maintain the effectiveness of the Registration Statement for this purpose.

          (c) Form D and Blue Sky. If required, the Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or "Blue Sky" laws of the states of the United States following the Closing Date.

          (d) Reporting Status. (i) Until the date on which the Buyers shall have sold all the Conversion Shares and Warrant Shares and none of the Notes or Warrants is outstanding (the "REPORTING PERIOD"), the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.

               (ii) Upon consummation of an initial public offering by QX and until the date on which the Buyers shall have sold all the Exchange Shares and none of the Notes is outstanding (the "QX REPORTING PERIOD"), QX shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and QX shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.

          (e) Listing. (i) The Company shall promptly secure the listing of all of the Registrable Securities (for the purposes of this subsection, as defined in the Registration Rights Agreement between the Buyers and the Company) upon each national securities exchange and automated quotation system, if any, upon which the Registrable Securities is then listed (subject to official notice of issuance) and shall maintain such listing of all shares of Registrable Securities from time to time issuable under the terms of the Transaction Documents. So long as any Notes or Warrants are outstanding, the Company shall maintain the Registrable Securities' authorization for listing on the Principal Market. Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Registrable Securities on the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this
Section 4(e).

               (ii) Upon an initial public offering by QX, QX shall promptly secure the listing of all of the Registrable Securities (for the purposes of this subsection, as defined in the Registration Rights Agreement between the Buyers and QX) upon each national securities exchange and automated quotation system, if any, upon which the Registrable Securities is then listed (subject to official notice of issuance) and shall maintain such listing of all shares of Registrable Securities from time to time issuable under the terms of the Transaction Documents. So long as any Notes are outstanding, QX shall maintain the Registrable Securities' authorization for listing on the Principal Market. Neither the Company, QX nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Registrable Securities on the Principal Market. QX shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(e).

          (f) Fees. At the Closing, the Company shall pay $98,500 for the reasonable fees and expenses incurred in connection with the transactions contemplated by the Transaction

Documents to Schulte Roth & Zabel LLP for the benefit of the DKR SoundShore Oasis Holding Fund Ltd. (a Buyer), which amount shall be withheld by such Buyer from its aggregate Purchase Price at the Closing. The Company shall be responsible for the payment of any placement agent's fees, financial advisory fees, or broker's commissions (other than for Persons engaged by any Buyer) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorney's fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment including, without limitation, any fees or commissions payable to the Agent. Except as otherwise set forth in this Agreement or in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Buyers.

          (g) Disclosure of Transactions and Other Material Information. The Company shall, on or before 8:30 a.m., New York City Time, on the first Business Day following the execution and delivery of this Agreement, issue a press release reasonably acceptable to the Buyers disclosing all material terms of the transactions contemplated hereby (the "PRESS RELEASE"). On or before 8:30 a.m., New York Time, on the second Business Day following the execution and delivery of this Agreement, the Company shall file a Current Report on Form 6-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act, and attaching the material Transaction Documents (including, without limitation, this Agreement and the form of the Warrants) as exhibits to such filing (including all attachments, the "6-K FILING"). From and after the filing of the Press Release, no Buyer shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of its respective officers, directors, employees or agents, that is not disclosed in such Press Release. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide any Buyer with any material nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the press release referred to in the first sentence of this Section without the express written consent of such Buyer. Subject to the foregoing, neither the Company nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 6-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations, including the applicable rules and regulations of the Principal Market (provided that in the case of clause (i) each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Other than in connection with the future SEC Reports, the Company shall not disclose the name of any Buyer without the prior written consent of such Buyer in any filing, announcement, release or otherwise.

          (h) Additional Registration Statements. Until the date that the Registration Statement (as defined in the Company RRA) is first declared effective by the SEC (the "EFFECTIVE DATE"), the Company shall not file a registration statement under the 1933 Act relating to securities that are not the Securities.

          (i) Additional Notes; Variable Securities; Dilutive Issuances. So long as any Buyer beneficially owns any Securities, the Company will not issue any Notes other than to the Buyers as contemplated hereby and the Company shall not issue any other securities that would cause a breach or default under the Notes. For so long as any Notes or Warrants remain outstanding, neither the Company nor QX shall, in any manner, issue or sell any rights, warrants or options to subscribe for or purchase Company Common Stock or QX Shares, as applicable, or directly or indirectly convertible into or exchangeable or exercisable for Company Common Stock or QX Shares, as applicable, at a price which varies or may vary with the market price of the Company Common Stock or QX Shares, as applicable, including by way of one or more reset(s) to any fixed price unless the conversion, exchange or exercise price of any such security cannot be less than the then applicable Conversion Price (as defined in the Notes) with respect to the Company Common Stock or QX Shares, as applicable, into which any Note is convertible or exchangeable or the then applicable Exercise Price (as defined in the Warrants) with respect to the Company Common Stock into which any Warrant is exercisable. For so long as any Notes or Warrants remain outstanding, the Company shall not, in any manner, enter into or affect any Dilutive Issuance (as defined in the Notes) if the effect of such Dilutive Issuance is to cause the Company to be required to issue upon conversion or exchange of any Note or exercise of any Warrant any shares of Company Common Stock or QX Shares, as applicable, in excess of that number of shares of Company Common Stock or QX Shares, as applicable, which the Company or QX, as applicable, may issue upon conversion or exercise of the Notes and exercise of the Warrants without breaching the Company's or QX's obligations under the rules or regulations of the Principal Market.

          (j) Sale of QX Shares. For so long as any Notes or Warrants remain outstanding, QX shall not, and the Company shall not permit QX to, sell any QX Shares or any of QX's ownership interest in CEC Telecom Co. Ltd. without the prior written approval of the Required Holders (as defined in the Notes), other than the issuance of QX Shares to the Company in exchange for the $40 million cash contribution from the Company from the proceeds from the transaction contemplated hereby (the "QX PURCHASE"). The purchase price for the QX Shares issued in connection with the QX Purchase shall be subject to the reasonable approval of the Required Holders (such QX Purchase, a "VALID QX PURCHASE").

          (k) Reservation of Shares. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, from and after the Closing Date, the number of shares of Common Stock issuable upon the conversion of the Notes and the exercise of the Warrants being issued at the Closing.

          (l) Use of Proceeds. The Company will use the proceeds from the sale of the Securities for general corporate purposes.

          (m) Additional Issuances of Securities.

               (i) For purposes of this Section 4(m), the following definitions shall apply.

                    (1) "CONVERTIBLE SECURITIES" means any stock or securities (other than Options) convertible into or exercisable for shares of Company Common Stock.

                    (2) "OPTIONS" means any rights, warrants or options to subscribe for or purchase shares of Company Common Stock or Convertible Securities.

                    (3) "COMMON STOCK EQUIVALENTS" means, collectively, Options and Convertible Securities.

               (ii) From the Closing Date until the date that is 6 months thereafter (the "TRIGGER DATE"), the Company will not, directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or its Subsidiaries' debt with no equity component in an amount that exceeds $3 million, equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for shares of Common Stock or Common Stock Equivalents (any such offer, sale, grant, disposition or announcement being referred to as a "SUBSEQUENT PLACEMENT").

               (iii) From the Trigger Date until the date that is 150 days thereafter, the Company will not, directly or indirectly, effect any Subsequent Placement, unless the Company shall have first complied with this Section 4(m)(iii).

                    (1) The Company shall deliver to each Buyer a written notice (the "OFFER NOTICE") of any bona fide proposed or intended issuance or sale or exchange (the "OFFER") of the securities being offered (the "OFFERED SECURITIES") in a Subsequent Placement, which Offer Notice shall (w) identify and describe the Offered Securities, (x) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged,
     (y) identify the persons or entities (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange with such Buyers all of the Offered Securities.

                    (2) To accept an Offer, in whole or in part, such Buyer must deliver a written notice to the Company prior to the end of the fifth (5th) Business Day after such Buyer's receipt of the Offer Notice (the "OFFER PERIOD"), setting forth the amount that such Buyer elects to purchase (the "NOTICE OF ACCEPTANCE").

                    (3) The Company shall have ten (10) Business Days from the expiration of the Offer Period above to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the

     Buyers (the "REFUSED SECURITIES"), but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring person or persons or less favorable to the Company than those set forth in the Offer Notice.

                    (4) In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 4(m)(iii)(3) above), then each Buyer may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that such Buyer elected to purchase pursuant to Section 4(m)(iii)(2) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Buyers pursuant to Section 4(m)(iii)(3) above prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that any Buyer so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Buyers in accordance with Section 4(m)(iii)(1) above.

                    (5) Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, the Buyers shall acquire from the Company, and the Company shall issue to the Buyers, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 4(m)(iii)(4) above if the Buyers have so elected, upon the terms and conditions specified in the Offer. The purchase by the Buyers of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Buyers of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Buyers and their respective counsel.

                    (6) Any Offered Securities not acquired by the Buyers or other persons in accordance with Section 4(m)(iii)(3) above may not be issued, sold or exchanged until they are again offered to the Buyers under the procedures specified in this Agreement.

               (iv) The restrictions contained in subsection (ii) and (iii) of this Section 4(m) shall not apply with respect to any Excluded Securities (as defined in the Notes).

          (n) Stockholder Approval. The Company shall provide each stockholder entitled to vote at a special or annual meeting of stockholders of the Company (the "STOCKHOLDER MEETING"), which initially shall be promptly called and held not later than May 22, 2006, a proxy statement (the "PROXY STATEMENT"), substantially in the form which has been previously reviewed by the Buyers and a counsel of their choice at the expense of the Company which shall not exceed $10,000, soliciting each such stockholder's affirmative vote at the Stockholder

Meeting for approval of resolutions (the "RESOLUTIONS") providing for the Company's issuance of all of the Securities as described in the Transaction Documents in accordance with applicable law and the rules and regulations of the Principal Market (such affirmative approval being referred to herein as the "STOCKHOLDER APPROVAL"), and the Company shall use its reasonable best efforts to solicit its stockholders' approval of the Resolutions and to cause the Board to recommend to the stockholders that they approve the Resolutions. On or before 8:30 a.m., New York Time, on the fifth Business Day following the execution and delivery of this Agreement the Proxy Statement shall be filed by the Company with the SEC (the "PROXY FILING DATE"). The Company shall set the record date for purposes of voting at the Stockholder Meeting as the fifth Business Day following the Proxy Filing Date. If, despite the Company's best efforts the Stockholder Approval is not obtained on or prior to May 31, 2006, the Company shall cause an additional stockholder meeting to be held each calendar quarter until such Stockholder Approval is obtained.

     5. TRANSFER AGENT INSTRUCTIONS.

          The Company shall issue irrevocable instructions to the Transfer Agent, and any subsequent transfer agent, and cause QX to issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, as applicable, to issue certificates or credit shares to the applicable balance accounts at DTC, registered in the name of each Buyer or its respective nominee(s), for the Conversion Shares, Exchange Shares and the Warrant Shares in such amounts as specified from time to time by each Buyer to the Company upon the conversion or exchange of the Notes or the exercise of the Warrants in the form of Exhibit H attached hereto (the "IRREVOCABLE TRANSFER AGENT INSTRUCTIONS"). The Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5 will be given by the Company to the Transfer Agent or by QX to its transfer agent, and any subsequent transfer agent with respect to the Securities, and that the Securities shall otherwise be freely transferable on the books and records of the Company or QX, as applicable, and to the extent provided in this Agreement and the other Transaction Documents. If a Buyer effects a sale, assignment or transfer of the Securities in accordance with Section 2(f), the Company shall permit the transfer (or cause QX to permit the transfer, as applicable) and shall promptly instruct the Transfer Agent or QX's transfer agent, as applicable, to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Buyer to effect such sale, transfer or assignment. In the event that such a sale, assignment or transfer involves Conversion Shares, Exchange Shares or Warrant Shares sold, assigned or transferred pursuant to an effective registration statement or pursuant to Rule 144, the Transfer Agent or QX's transfer agent, as applicable, shall issue such Securities to the Buyer, assignee or transferee, as the case may be, without any restrictive legend. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Buyer. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5, that a Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

     6. CONDITIONS TO THE COMPANY OBLIGATION TO SELL.

          The obligation of the Company hereunder to issue and sell the Notes and the related Warrants to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

               (a) Such Buyer shall have executed this Agreement and delivered the same to the Company.

               (b) Such Buyer shall have delivered to the Company the Purchase Price for the Notes and the related Warrants being purchased by such Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

               (c) The representations and warranties of such Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

     7. CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE.

          The obligation of each Buyer hereunder to purchase the Notes and the related Warrants at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

               (a) Each of the Company and QX shall have (i) executed and delivered to such Buyer each of the Transaction Documents to which it is a party, and (ii) executed and delivered the Notes and related Warrants (in such amounts as such Buyer shall request) being purchased by such Buyer at the Closing pursuant to this Agreement.

               (b) Such Buyer shall have received the opinions of the Company's US counsel and British Virgin Islands counsel, dated as of the Closing Date, each in a form reasonably acceptable to the Buyers.

               (c) The Company shall have delivered to such Buyer a copy of the Irrevocable Transfer Agent Instructions, which instructions shall have been delivered to and acknowledged in writing by the Company's transfer agent and by QX's transfer agent (as soon as reasonably practicable after QX's transfer agent is appointed).

               (d) The Company shall have delivered to such Buyer a certificate evidencing the incorporation and good standing (if applicable) of the Company and each of its

Subsidiaries in such corporation's jurisdiction of incorporation issued by the Secretary of State or other comparable authority of such jurisdiction of incorporation as of a date within 10 days of the Closing Date.

               (e) The Company Common Stock (i) shall be listed on the Principal Market and (ii) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market.

               (f) The Company shall have delivered to such Buyer a certified copy of the Memorandum and Articles of Association and Certificate of Incorporation, as amended to date (the "CERTIFICATE OF INCORPORATION") as certified by appropriate authority under the laws of the British Virgin Islands within 10 days of the Closing Date.

               (g) The Company shall have delivered to such Buyer a certificate, executed by the Secretary of the Company and dated as of the Closing Date, as to
(i) the resolutions consistent with this transaction as adopted by the Company's Board of Directors in a form reasonably acceptable to such Buyer, (ii) the Certificate of Incorporation and (iii) the Memorandum and Articles of Association of the Company, each as in effect at the Closing, in the form attached hereto as Exhibit I.

               (h) The representations and warranties of the Company and QX shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and each of the Company and QX shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company or QX at or prior to the Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer in the form attached hereto as Exhibit G.

               (i) The Company shall have delivered to such Buyer a letter from the Company's transfer agent certifying the number of shares of Company Common Stock outstanding as of a date within five days of the Closing Date.

               (j) The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Notes, the Conversion Shares, the Exchange Shares, the Warrants and the Warrant Shares.

               (k) The Company and QX shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

               (l) The Company shall have obtained Stockholder Approval.

     8. TERMINATION. In the event that the Closing shall not have occurred with respect to a Buyer on the Closing Date due to the Company's, QX's or such Buyer's failure to satisfy the conditions set forth in Sections 6 and 7 above (and the nonbreaching party's failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, that if this Agreement is terminated by a Buyer pursuant to this Section 8, the Company shall remain obligated to reimburse the non-breaching Buyers for the expenses described in Section 4(f) above.

     9. MISCELLANEOUS.

          (a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. The Company and QX hereby appoint Andrew N. Bernstein, Esq., with offices at 5445 DTC Parkway, Suite 520 Greenwood Village, Colorado 80111, as their agent for service of process. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

          (b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

          (c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

          (d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

          (e) Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Buyers, the Company, QX, their Affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company, QX nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company, QX and the holders of Notes representing at least a majority of the aggregate principal amount of the Notes, or, if prior to the Closing Date, the Buyers listed on the Schedule of Buyers as being obligated to purchase at least a majority of the aggregate principal amount of the Notes, and any amendment to this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on all Buyers and holders of Notes, as applicable. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Notes then outstanding. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents, holders of Notes, holders of the Warrants, as the case may be. The Company and QX have not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.

          (f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

               If to the Company or QX:

               Qiao Xing Universal Telephone, Inc.
               Qiao Xing Science Industrial Park
               Tang Quan
               Huizhou City, Guangdong,
               People's Republic of China 516023
               Facsimile No.: 011-86-752-2820-268
               Telephone No.: 011-86-752-2820-268
               Attn.: Chairman

               With a copy to:

               Andrew N. Bernstein, P.C.
               5445 DTC Parkway, Suite 520
               Greenwood Village, Colorado 80111
               Facsimile No.: (303) 770-7332
               Telephone No.: (303) 770-7131
               Attn.: Andrew N. Bernstein, Esq.

          If to the Transfer Agent:

               Computershare Trust Company, Inc.
               350 Indiana Street, Suite 800
               Golden, CO 80401
               Facsimile No.: (303) 262-0700
               Telephone No.: (303) 262-0706
               Attn.: Ms. Kellie D. Gwinn
                      Vice President & Trust Officer

If to a Buyer, to its address and facsimile number set forth on the Schedule of Buyers, with copies to such Buyer's representatives as set forth on the Schedule of Buyers,

               With a copy to:

               Schulte Roth & Zabel LLP
               919 Third Avenue
               New York, New York 10022
               Facsimile No.: (212) 593-5955
               Telephone No.: (212) 756-2000
               Attn.: Eleazer Klein, Esq.

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

          Any document shall be deemed to have been duly served if marked for the attention of the agent at its address (as set out above) or such other address in the United States as may be notified to the party wishing to serve the document and delivered in accordance with the notice provisions set forth in this Section 9(f).

          If the Company and QX's agent at any time ceases for any reason to act as such, the Company and QX shall appoint a replacement agent having an address for service in the United States and shall notify each Buyer in writing of the name and address of the replacement agent. Failing such appointment and notification, each Buyer shall be entitled by notice to the Company and QX to appoint a replacement agent to act on the Company and QX's behalf. The provisions of this Section 9(f) applying to service on an agent apply equally to service on a replacement agent.

          (g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Notes or the Warrants. Neither the Company nor QX shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of at least a majority of the aggregate number of Registrable Securities issued and issuable hereunder, including by way of a Fundamental Transaction (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Notes and the Warrants). A Buyer may assign some or all of its rights hereunder without the consent of the Company, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights.

          (h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

          (i) Survival. Unless this Agreement is terminated under Section 8, the representations and warranties of the Company and QX and the Buyers contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4, 5 and 9 shall survive the Closing and the delivery and exercise of Securities, as applicable. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

          (j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

          (k) Indemnification. (i) In consideration of each Buyer's execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their shareholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "INDEMNITEES") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "INDEMNIFIED LIABILITIES"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby,
(b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party that is not an Affiliate of such Indemnitee (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (I) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (II) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, or (III) the status of such Buyer or holder of the Securities as an investor in the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

               (ii) Promptly after receipt by an Indemnitee under this Section 9(k) of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Indemnitee shall, if a claim for indemnification in respect thereof is to be made against any indemnifying party under this Section 9(k), deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for such Indemnitee to be paid by the indemnifying party, if, in the reasonable opinion of the Indemnitee, the representation by such counsel of the Indemnitee and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnitee and any other party represented by such counsel in such proceeding. Legal counsel referred to in the immediately preceding sentence shall be selected by the Investors holding at least a majority of the Notes. The Indemnitee shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or Indemnified Liabilities by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnitee that relates to such action or Indemnified Liabilities. The indemnifying party shall keep the Indemnitee fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such Indemnified Liabilities or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnitee under this Section 9(k), except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

               (iii) The indemnification required by this Section 9(k) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Liabilities are incurred.

               (iv) The indemnity agreements contained herein shall be in addition to (x) any cause of action or similar right of the Indemnitee against the indemnifying party or others, and (y) any liabilities the indemnifying party may be subject to pursuant to the law.

          (l) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

          (m) Remedies. Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, each of the Company and QX recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyers. The Company and QX therefore agree that the Buyers shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

          (n) Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Buyer exercises a right, election, demand or option under a Transaction Document and the Company or QX, as applicable, does not timely perform its related obligations within the periods therein provided, then such Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

          (o) Payment Set Aside. To the extent that the Company makes a payment or payments to the Buyers hereunder or pursuant to any of the other Transaction Documents or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

          (p) Independent Nature of Buyers' Obligations and Rights. The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Buyer confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to the Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

QIAO XING UNIVERSAL TELEPHONE, INC.


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------


QX:

QIAO XING MOBILE COMMUNICATIONS CO. LTD.


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

     IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to the Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:

DKR SOUNDSHORE OASIS HOLDING FUND LTD.


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

     IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to the Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:

CEDAR DKR HOLDING FUND LTD.


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

                               SCHEDULE OF BUYERS

                                                                       (3)               (4)                      (5)
            (1)                              (2)                    PRINCIPAL         NUMBER OF         LEGAL REPRESENTATIVE'S
           BUYER                ADDRESS AND FACSIMILE NUMBER     AMOUNT OF NOTES   WARRANT SHARES    ADDRESS AND FACSIMILE NUMBER
---------------------------   --------------------------------   ---------------   --------------   ------------------------------
DKR SOUNDSHORE OASIS          1281 East Main Street, 3rd Floor      36,000,000         896,973      Schulte Roth & Zabel LLP
HOLDING FUND LTD.             Stamford, CT 06902-3565                                               919 Third Avenue
                              Attention: Barbara Burger                                             New York, New York  10022
                              Facsimile: (203) 674-4735                                             Attention: Eleazer Klein, Esq.
                              Telephone: (203) 324-8367                                             Facsimile: (212) 593-5955
                              Residence: Bermuda                                                    Telephone: (212) 756-2376

CEDAR DKR HOLDING FUND LTD.   1281 East Main Street, 3rd Floor       4,000,000          99,664      Schulte Roth & Zabel LLP
                              Stamford, CT 06902-3565                                               919 Third Avenue
                              Attention: Barbara Burger                                             New York, New York  10022
                              Facsimile: (203) 674-4735                                             Attention: Eleazer Klein, Esq.
                              Telephone: (203) 324-8367                                             Facsimile: (212) 593-5955
                              Residence: Cayman Islands                                             Telephone: (212) 756-2376

                                    EXHIBITS

Exhibit A   Form of Note
Exhibit B   Form of Warrant
Exhibit C   Form of the Company's Registration Rights Agreement
Exhibit D   Form of the Registration Rights Agreement of Qiao Xing Mobile
            Communications Co. Ltd.
Exhibit E   Form of Guaranty
Exhibit F   Form of Voting Agreement
Exhibit G   Form of Officer's Certificate
Exhibit H   Form of Irrevocable Transfer Agent Instructions
Exhibit I   Form of Secretary's Certificate

                                    SCHEDULES

Schedule 3(a)    Subsidiaries
Schedule 3(g)    Capitalization
Schedule 3(n)    Title to Assets
Schedule 3(o)    Patents and Trademarks
Schedule 3(v)    Placement Agent's Fees
Schedule 3(ff)   Indebtedness and Other Contracts
Schedule 3(jj)   China Subsidiaries

                                    EXHIBIT A

                                    EXHIBIT B

                                    EXHIBIT C

                                    EXHIBIT D

                                    EXHIBIT E

                                    EXHIBIT F

                                    EXHIBIT G

                                    EXHIBIT H

                                    EXHIBIT I


                                       46